Exhibit 99.1

Marizyme Announces IP Developments for DuraGraft® and its Pipeline Products

JUPITER, FL, May 10, 2023 (GLOBE NEWSWIRE) — via NewMediaWire – Marizyme, Inc. (“Marizyme” or the “Company”) (OTCQB: MRZM), a multi-technology biomedical company focused on the accelerated development and commercialization of medical technologies that improve patient health outcomes, announced today that it has recently received additional granted patents and notices of allowance for three of its core technologies in several key markets further strengthening the Company’s intellectual property.

Patents have recently been granted in the United States, India, South Korea, and Vietnam covering the Company’s flagship commercial product, DuraGraft™, and patent applications have additionally been allowed in Canada and Vietnam. The issued patents and allowed patent applications protect Marizyme’s flagship commercial product DuraGraft, a first-in-class CE marked intra-operative graft storage solution used during bypass surgeries that is authorized for use in Europe and other countries outside of the United States. It is considered an investigational product in the United States and is not yet authorized for use in the United States.

“The countries in which patents are allowed or granted represent large and rapidly expanding cardiac surgery markets and significantly expand our patent estate for DuraGraft and present tremendous commercialization and licensing opportunities for us,” said David Barthel, Marizyme’s CEO.

The DuraGraft patent portfolio now includes granted patents and pending applications in over 30 countries throughout the world, including patents granted in the United States, Europe, Australia, India, Argentina, South Africa, Mexico, and several Asian countries, and pending related applications in the U.S. and other countries.

Another patent application covering Marizyme’s Krillase™ enzyme technology was recently allowed in Europe resulting in additional patent protection. The patent relates to mixtures of enzymes from Antarctic krill for use in the treatment of a disease related to, or an inflammatory condition caused by, a biofilm formed on a soft tissue of a mammal with the treatment including treating soft tissue with Krillase to remove or prevent formation of a biofilm. Krillase products are currently under development and not yet authorized for use.

Additionally, a patent application covering Marizyme’s MATLOC™ technology was also recently allowed in Europe. The patent application relates to a method for mixing two reagents to produce a detectable reaction in a microfluidic chip. The method allows for the detection of albumin and/or creatinine using a passive mixing microfluidic chip to be potentially used for chronic kidney disease assessment. MATLOC devices are currently under development and not yet authorized for use.

Marizyme’s global patent and IP portfolio is managed by Dentons US LLP, the world’s largest law firm with hundreds of patent lawyers and IP professionals in more than 80 countries. Dentons US LLP provides quality seamless legal services on an international scale. Dentons has been consistently ranked for the past years as a top leading life sciences and health care law firm. “Joining forces with Dentons has allowed Marizyme to step up innovation, growth and value creation in markets around the world, which is important as we continue to expand and protect our intellectual property,” said David Barthel.

About Marizyme:

Marizyme is a multi-technology biomedical company dedicated to the accelerated development and commercialization of medical technologies that improve patient health outcomes. Marizyme is focused on the development and commercialization of medical technologies, devices and related products. Currently, we are focused on developing three medical technologies and products – DuraGraft™, MATLOC™ and Krillase™ – each of which is backed by a portfolio of patented or patent-pending assets.

DuraGraft® is approved for use in the EU as well as certain other markets. DuraGraft™ has not been approved for use in the U.S. MAR-FG-001, MATLOC™ and Krillase™ are not approved for sales in any market. For more information about Marizyme, please visit www.marizyme.com.

For information relating to the IP of Marizyme, Inc. please contact info@marizyme.com or 914-714-8615.

Forward Looking Statements

This press release contains statements that do not relate to historical facts but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of the Company, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control, including the risks described in the Company annual reports on Form 10-K under the heading “Risk Factors” as filed with the SEC. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. Unless otherwise required by law, the Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

For more information please contact:

Harrison Ross, Marizyme, Inc.

561-433-6626

Hross@marizyme.com